Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Second Quarter Results

Q2 marks Company’s first quarter of positive cash flow since Q4’07

LIVERMORE, Calif. — July 31, 2013 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2013 that ended on June 29, 2013. Quarterly revenues were $62.7 million, up 19% from $52.6 million in the first quarter of fiscal 2013, and up 14% from $54.8 million in the second quarter of fiscal 2012.

On a GAAP basis, net loss for the second quarter of fiscal 2013 was $8.4 million or $(0.16) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2013 of $19.8 million or $(0.37) per fully-diluted share, and a net loss for the second quarter of fiscal 2012 of $4.2 million or $(0.08) per fully-diluted share.

On a Non-GAAP basis, net loss for the second quarter of fiscal 2013 was $0.3 million, or $(0.01) per fully-diluted share, compared to a net loss for the first quarter of fiscal 2013 of $6.9 million or $(0.13) per fully-diluted share, and a net loss for the second quarter of fiscal 2012 of $0.5 million or $(0.01) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash generation for the second quarter of fiscal 2013 was $1.0 million, compared to cash usage of $12.1 million for the first quarter of fiscal 2013 and cash usage of $2.6 million for the second quarter of fiscal 2012.

“Q2 marked an important step in the company’s turnaround as we generated our first quarter of positive cash flow since Q4’07,” said Tom St. Dennis, CEO of FormFactor. “Revenue in Q2 showed nice improvement over Q1 in all markets, and our overall results benefited from our continuing focus on the gross margins and operating expenses of the combined FormFactor/MicroProbe businesses.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through August 2, 2013, 9:00 p.m. Pacific Daylight Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 13038714. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: our ability to successfully integrate and realize the anticipated benefits of the Astria Semiconductor Holdings, Inc. acquisition, including MicroProbe Incorporated; risks of the company’s ability to meet customers’ test roadmaps; risks of the company’s ability to realize further operational efficiencies and achieve synergies through the MicroProbe integration; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 29, 2012, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year to Date
	June 29 2013	June 30 2012	June 29 2013	June 30 2013

Revenues	$62,733	$54,813	$115,353	$89,619
Cost of revenues	46,328	38,646	89,873	69,296
Gross profit	16,405	16,167	25,480	20,323

Operating expenses:
Research and development	10,915	10,935	21,844	21,782
Selling, general and administrative	13,487	11,531	28,105	22,679
Restructuring charges, net	92	136	4,072	103
Loss on sale of subsidiary	300	—	300	—
Impairment of long-lived assets	121	61	179	229
Total operating expenses	24,915	22,663	54,500	44,793
Operating loss	(8,510)	(6,496)	(29,020)	(24,470)

Interest income, net	96	182	203	394
Other income, net	209	546	632	956
Loss before income taxes	(8,205)	(5,768)	(28,185)	(23,120)
Provision for (benefit from) income taxes	202	(1,551)	(5)	(1,449)

Net loss	$(8,407)	$(4,217)	$(28,180)	$(21,671)

Net loss per share:
Basic and Diluted	$(0.16)	$(0.08)	$(0.52)	$(0.44)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	54,105	49,817	53,886	49,652

Reconciliation of Non-GAAP Loss:

	Three Months Ended		Year to Date
	June 29	June 30	June 29	June 30
	2013	2012	2013	2012

GAAP net loss	$(8,407)	$(4,217)	$(28,180)	$(21,671)
Stock-based compensation	3,132	3,478	6,166	6,521
Restructuring charges, net	92	136	4,072	103
Acquisition and integration related expenses	282	—	1,194	—
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	4,206	—	8,992	—
Impairment of long-lived assets and loss on sale of subsidiary	421	61	479	229
Income tax valuation allowance	—	—	150	—
Non-GAAP net loss	$(274)	$(542)	$(7,127)	$(14,818)

Non-GAAP net loss per share:
Basic and Diluted	$(0.01)	$(0.01)	$(0.13)	$(0.30)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	54,105	49,817	53,886	49,652

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	June 29,	December 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$57,160	$72,243
Marketable securities	97,362	93,545
Accounts receivable, net	38,964	28,919
Inventories, net	26,130	23,616
Deferred tax assets	4,204	4,613
Refundable income taxes	1,568	5,667
Prepaid expenses and other current assets	6,191	10,569
Total current assets	231,579	239,172
Restricted cash	421	318
Property, plant and equipment, net	39,630	45,515
Goodwill	29,958	30,994
Intangibles, net	65,625	74,276
Deferred tax assets	4,076	4,207
Other assets	989	1,200
Total assets	$372,278	$395,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,181	$21,015
Accrued liabilities	13,808	17,270
Capital leases, current portion	503	573
Income taxes payable	446	—
Deferred revenue	6,113	6,189
Total current liabilities	45,051	45,047
Long-term income taxes payable	2,786	3,028
Capital leases, net of current portion	39	340
Deferred rent and other liabilities	7,521	8,009
Total liabilities	55,397	56,424
Stockholders’ equity:
Common stock and capital in excess of par value	688,701	681,211
Accumulated other comprehensive income	28	1,715
Accumulated deficit	(371,848)	(343,668)
Total stockholders’ equity	316,881	339,258
Total liabilities and stockholders’ equity	$372,278	$395,682